                                    EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Annual Report on Form 40-F for the year ended December 31, 2022 of Shopify Inc. of our report dated February 16, 2023, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which is filed as Exhibit 1.2 to this Annual Report on Form 40-F.
We also consent to the incorporation by reference in the Registration Statements on Form F-10 (No.333-267353) and Form S-8s (Nos. 333-204568, 333-211305, 333-234241, 333-258230, 333-266243 and 333-267364) of Shopify Inc. of our report dated February 16, 2023 referred to above.
We also consent to reference to us under the heading “Interests of Experts”, which appears in the Annual Information Form, filed as Exhibit 1.1 to the Annual Report on Form 40-F, which is incorporated by reference in such Registration Statements.

/s/PriceWaterhouseCooper LLP

Chartered Professional Accountants, Licensed Public Accountants
Ottawa, Canada
February 16, 2023

PricewaterhouseCoopers LLP
99 Bank Street, Suite 710, Ottawa, Ontario, Canada K1P 1E4
T: +1 613 237 3702, F: +1 613 237 3963, www.pwc.com/ca
“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.